Exhibit 5.1

[FORM OF EXHIBIT 5.1 OPINION OF DLA PIPER LLP (US)]

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W. P. Carey, Inc.

50 Rockefeller Plaza

New York, New York 10020

RE:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey, Inc., a Maryland corporation (the “Company”), and have been asked to render this opinion in connection with the Registration Statement on Form S-4, File No. 333-180328 (as amended through the date hereof, the “Registration Statement”), including the joint proxy statement/prospectus contained therein at the time the Registration Statement is declared effective (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, the registration and issuance by the Company of up to [            ] shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Shares are being issued pursuant to: (i) the definitive Agreement and Plan of Merger dated as of February 17, 2012 (the “REIT Conversion Agreement”) between W. P. Carey & Co. LLC, a Delaware limited liability company and parent of the Company (“W. P. Carey”), and the Company, whereby W. P. Carey will convert to a real estate investment trust for federal income tax purposes through a series of reorganizations and transactions, including the merger pursuant to the REIT Conversion Agreement of W. P. Carey with and into the Company, with the Company surviving the merger (the “W. P. Carey Merger”), and pursuant to which the shareholders of W. P. Carey will receive one share of Common Stock of the Company for each listed share of W. P. Carey that they own (hereinafter, the “REIT Conversion Shares”); and (ii) the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA: 15”), CPA 15 Merger Sub, Inc., a Maryland corporation and an indirect wholly-owned subsidiary of the Company (“CPA 15 Merger Sub”), and CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA: 15 (“CPA 15 Holdco”), the Company, W. P. Carey, and, for the limited purposes set forth therein, Carey Asset Management Corp., a Delaware corporation and a wholly-owned subsidiary of the Company, and W. P. Carey & Co. B.V., a private limited liability company organized in the Netherlands, whereby (A) CPA 15 Holding Sub, Inc., a wholly-owned subsidiary of CPA 15 Holdco, will merge with and into CPA 15, with CPA 15 surviving the merger as a wholly-owned subsidiary of CPA 15 Holdco, and (B) CPA 15 Holdco will merge with and into CPA 15 Merger Sub, with CPA 15 thereupon becoming a wholly-owned subsidiary of CPA 15 Merger Sub and also an indirect subsidiary of the Company (collectively, with respect to clauses (A) and (B), the “Merger”). Pursuant to the Merger, each issued and outstanding share of CPA: 15 common stock will be converted into one share of common

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stock of CPA 15 Holdco, and immediately thereafter into the right to receive (i) $1.25 in cash and (ii) 0.2326 shares of the Common Stock of the Company (such shares described in this clause (ii), the “Merger Shares”).

In our capacity as the Company’s counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) The Registration Statement, including the Prospectus contained therein;

(b) The Articles of Amendment and Restatement of the Company (as filed as Annex F to the Registration Statement and attached to the Secretary’s Certificate (as defined below)), certified by the Maryland State Department of Assessment and Taxation (the “SDAT”) as filed of record on [            ] (the “Charter”);

(c) The Amended and Restated Bylaws of the Company, as amended and restated as of [            ], as attached to the Secretary’s Certificate and certified by the Secretary of the Company to be in effect on the date hereof;

(d) Resolutions adopted by the Company’s Board of Directors on February 17, 2012 relating to, among other matters, (i) the filing of the Registration Statement and the Prospectus, (ii) the registration and issuance of the Shares pursuant to the REIT Conversion Agreement and the Merger Agreement, (iii) the approval of the REIT Conversion Agreement and the transactions contemplated thereby, including the W. P. Carey Merger, and the Merger and the Merger Agreement and the transactions contemplated thereby, and (iv) the execution, delivery and performance of the obligations of the Company pursuant to the REIT Conversion Agreement and the Merger Agreement, as attached to the Secretary’s Certificate and certified by the Secretary of the Company to be in effect on the date hereof;

(e) The REIT Conversion Agreement, (as filed as Annex B to the Registration Statement and attached to the Secretary’s Certificate);

(f) The Merger Agreement, (as filed as Annex A to the Registration Statement and attached to the Secretary’s Certificate);

(g) A certificate of the Secretary of the Company, dated as of the date hereof, as to certain factual matters (the “Secretary’s Certificate”);

(h) A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date; and

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(i) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In examining the Documents, and in rendering the opinions set forth below, we have assumed the following: (a) each of the parties to the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory and each such party’s obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to certain factual matters we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

We have also assumed that (i) the Registration Statement, and any amendments thereto, will have been declared effective (and will remain effective at the time of issuance of any of the Shares), (ii) the issuance of the shares of common stock of CPA 15 Holdco to be converted in the Merger into the right to receive $1.25 in cash per share and the Merger Shares was duly authorized and, at the time of the Merger, such shares of common stock of CPA 15 Holdco will be validly issued, fully paid and nonassessable, (iii) the issuance of the Shares at the time of the W. P. Carey Merger and Merger, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares that the Company is then authorized to issue under the Charter, and (iv) the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion that:

1. The REIT Conversion Shares have been duly authorized and when (a) the articles of merger relating to the W. P. Carey Merger have been duly filed of record with the SDAT, and (b) the REIT Conversion Shares have been duly issued in accordance with the REIT Conversion Agreement upon consummation of the W. P. Carey Merger and as described in the Registration Statement, the REIT Conversion Shares will be validly issued, fully paid and non-assessable.

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2. The Merger Shares have been duly authorized and when (1) the articles of merger relating to the Merger have been duly filed with the SDAT, and (2) the Merger Shares have been duly issued in accordance with the Merger Agreement upon consummation of the Merger and as described in the Registration Statement, the Merger Shares will be validly issued, fully paid and non-assessable.

In addition to the assumptions and qualifications set forth above, the opinions set forth herein are subject to additional assumptions, qualifications, and limitations as follows:

(A) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland or the aforementioned laws of the State of Delaware, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(B) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers.

(C) The foregoing opinions are rendered as of the date hereof. We assume no obligation to revise, update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or changes in the laws of the State of Maryland or the aforementioned laws of the State of Delaware by legislative action, judicial decision or otherwise that may hereafter occur.

(D) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)